Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”. CERTAIN OF THE EXHIBITS AND SCHEDULES TO THIS EXHIBIT HAVE BEEN OMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(A)(5). EXHIBITS AND SCHEDLES THAT WERE OMITTED HAVE BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[****].”

BENITO JUAREZ
INTERNATIONAL AIRPORT	CLIENT NUM.: 4940
MEXICO CITY	AGREEMENT NUM.: 14052

COMMERCIAL AGREEMENT FOR THE PROVISION OF AIRPORT SERVICES NUMBER 14052, ENTERED INTO BY AND BETWEEN, ON THE ONE HAND, AEROPUERTO INTERNACIONAL DE LA CIUDAD DE MEXICO, S.A. DE C.V., HEREINAFTER REFERRED TO AS “AICM”, REPRESENTED BY MS. BERTHA ELIA MARA ZÚÑIGA GONZÁLEZ, IN HER CAPACITY AS ATTORNEY, AND ON THE OTHER, AEROLITORAL, S.A. DE C.V., HEREINAFTER REFERRED TO AS “THE CARRIER”, REPRESENTED BY MR. DANIEL MARTÍNEZ MARTÍNEZ AND MR. ABELARDO MUÑOZ MARTIN, IN THEIR CAPACITY AS LEGAL REPRESENTATIVES, IN ACCORDANCE WITH THE FOLLOWING ANTECEDENTS, RECITALS AND CLAUSES.

RECITALS

I.-	“AICM” declares through its legal representative that:

I.1

It is a Stock Company with Variable Capital incorporated in accordance with Mexican law, as stated in Public Deed No. 44,339 dated May 28, 1998, granted before Mr. Emiliano Zubiría Maqueo, Notary Public Number 25 of the Federal District, now Mexico City, which first notarial transcript was registered in Commercial Folio Number 238,577, item 18,288, on June 25, 1998, in the Public Registry of Property and Commerce of Mexico City.

I.2

It legally manages and operates the International Airport Benito Juárez of Mexico City by virtue of the Concession granted for this purpose by the Federal Government, through the Ministry of Infrastructure, Communications and Transportation (SICT); therefore, in accordance with the provisions of the corresponding title, it has the power to manage, operate and preserve it, its runways, platforms, buildings and provide airport, complementary and commercial services, as well as organize and use said assets.

I.3

In accordance with the provisions of article 43 section III of the Airports Law and other legal regulations, in force and applicable, “AICM” is authorized to provide and charge for the airport services provided for in this agreement and is responsible for receiving payments under the terms established in the relevant Regulations and the Concession Title, the income from the airport services rendered by Aeropuerto Internacional de la Ciudad de México, S.A. de C.V.

I.4

For the provision of the airport services indicated herein, it has the necessary and sufficient infrastructure, facilities, signage and equipment, as well as the human resources trained to execute them, on the basis of safety, efficiency and quality, according to the category of the airport stated in recital I.2 above.

I.5

Ms. Bertha Elia Mara Zúñiga González has sufficient powers to enter into this agreement in the name and on behalf of “AICM”, which is accredited with notarial transcript of Public Deed Number 42,662 dated September 22, 2022 granted before Ms. Olga Mercedes García Villegas Sánchez Cordero, head of Public Notary Num. 95 of Mexico City, powers that have not been revoked, modified, or restricted in any way whatsoever.

I.6

“AICM” accepts that “CARRIER” provides CARRIER’s aircrafts with the complementary services indicated in section II of article 43 of the Airports Law and 56 of the Regulations thereof, services which are described in EXHIBIT TWO, provided that CARRIER demonstrates to “AICM” that CARRIER is in any of the circumstances described in article 71 of said Regulations, in which case the appropriate agreement shall be executed.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

I.7

The Internal Commission of Hiring, Rates and Credits of the Complementary and Commercial Airport Services, hereinafter “COCOSA” of “AICM”, through Agreement No. CC/SAC/120923/23 dated September 12, 2023, authorized the entry into this Airport Services Agreement, pursuant to the terms and conditions provided herein.

II.-	“CARRIER” represents, through its representative, that:

II.1

It is incorporated through divestiture of Aerovias de Mexico, Sociedad Anonima de Capital Variable, as per the Mexican laws, originally named AEROACTIVOS, S. A. DE C. V., as documented in Public Deed No. 40,167, dated December 31, 1996, granted before Mr. Roberto Nuñez y Bandera, Notary Public No. 1 of the Federal District, currently Mexico City, registered in the Public Registry of Commerce of Mexico City, Federal District, under commercial folio No. 217,315, dated February 6, 1997.

By means of the Public Deed number 40,887, dated June 17, 1997, issued by Mr. Roberto Núñez y Bandera, Notary Public Number 1 of the Federal District, currently Mexico City, duly registered in the Public Registry of Commerce of the Federal District, currently Mexico City, under commercial folio number 217315 dated June 30, 1997, the change in corporate name from AEROREACTIVOS, S.A. de C.V. to AEROLITORAL, S.A. de C.V. was registered.

By means of the public instrument number 40,931, dated June 30, 1997, issued by Mr. Roberto Núñez y Bandera, Notary Public Number 1 of the Federal District, currently Mexico City, duly registered in the Public Registry of Commerce of the Federal District, currently Mexico City, under commercial folio number 217315-42226 dated July 18, 1997, the merger of AEROLITORAL, S.A. DE C.V., as surviving corporation, and SERVICIOS AEREOS LITORAL, S.A. DE C.V., as absorbed corporation, was documented.

II.2

Its representatives, Messrs. Daniel Martínez Martínez and Abelardo Muñoz Martin, accredit their representation and powers to enter into this agreement, with notarial transcript of Public Deed Number 33,028 dated April 10, 2019, passed before the faith of Ms. Rosamaría López Lugo, head of Notary Number 223 of Mexico City and Public Deed Number 101,556 dated April 21, 2021, passed before the faith of Mr. Gonzalo M. Ortiz Blanco, head of Notary Office Number 98 of Mexico City, respectively, stating that they have not been revoked, limited, or modified in any way whatsoever.

II.3

It has Concession TAN-OR-SLI dated October 24, 2000, to Provide the Public Service of Regular National Air Transport for Passengers, Cargo and Mail, as well as with the permits, authorizations, licenses granted by the Ministry of Infrastructure, Communications and Transport (SICT) through the Federal Civil Aviation Agency, in its capacity as Aviation Authority.

II.4

In accordance with the rights conferred by what is stated in Recital II.3, CARRIER represents that it shall be provided with the airport services necessary for its operation at any destination airport in national territory, without prejudice of being able to be modified according to what may be authorized by the Federal Agency of Civil Aviation.

II.5

It has requested from “AICM” the provision of airport services to CARRIER’s company, to the aircraft owned thereby or at its service, which are described in EXHIBIT ONE, at the airport managed by “AICM”, which, signed by the parties, is added and forms an integral part hereof, according to the prices and rates in force and authorized at the time of said provision.

Additionally, “CARRIER” has requested that such services be provided under the terms hereunder to those aircraft at “CARRIER’s” services, which are not described in EXHIBIT ONE because they do not operate regularly in Mexican territory, as well as to any aircraft that “CARRIER” must temporarily lease or charter from time to time.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

II.6

Should “CARRIER” require to provide its aircraft with the complementary services indicated in article 48 section II of the Airports Law, and 56 of the Regulations thereof, described in EXHIBIT TWO, “CARRIER” shall previously demonstrate before “AICM” that “CARRIER” is in any of the cases described in article 71 of said Regulations, in which case, the corresponding agreement shall be executed.

III.	The Parties represent, through their representative, that:

III.1	Given that this agreement is entered into and will be enforced in the United Mexican States (Mexico), its interpretation and compliance will be subject to Mexican legal provisions and authorities.

III.2

The parties are aware of their obligations under the Airports Law, the Civil Aviation Law, and other provisions and standards that derived therefrom, as well as the applicable international agreements on the matter as per article 133 of the Political Constitution of the United Mexican States.

III.3

The parties represent that, in case of any issues not included in this Agreement, any relevant aspects shall be governed by the provisions set forth in the Airports Law, the Civil Aviation Law, and other legal provisions relative and applicable to the performance of this Agreement.

III.4	The parties recognize that the airport operates 24 hours a day, 365 days a year.

Having expressed the above, the parties agree to enter into this Agreement, pursuant to the following:

CLAUSES

ONE. DEFINITIONS.- For the purposes of this Agreement, the following definitions are provided:

I.	Aircraft.- Any vehicle capable of traveling autonomously in the airspace with people, cargo and/or mail.

II.

Airport.- The public service civil aerodrome (International Airport Benito Juárez Mexico City), which has the appropriate facilities and services to receive and dispatch aircraft, which administration, operation, exploitation and, where appropriate, construction, has been entrusted or concessioned to “AICM”.

III.	“AICM”.- Aeropuerto Internacional de la Ciudad de México, S.A. de C.V.

IV.	Movement Area.- Part of the Airport that must be used for takeoff, landing, and taxiing of aircraft, consisting of runways, taxiways, maneuvering areas (includes taxiing area) and platforms.

V.	Aeronautical Authority.- The Ministry of Infrastructure, Communications and Transport through the Federal Civil Aviation Agency.

VI.

Concessionaire of the Public Air Transportation Service.- Mexican legal entities that have authorization to provide the public regular national air transportation service, granted under the Civil Aviation Law.

VII.

Terminal Building.- Free access areas; restricted-access areas; screening areas used by the different authorities attached to the Airport, which include the baggage screening and final waiting rooms; the flight arrival and departure information systems, and signage, located within the terminal buildings managed by “AICM”.

VII.1.-	Security Checkpoints.- The areas designated for the different authorities to carry out their inspection and surveillance functions.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

VII.2.-	Departure Gates.- Restricted access areas intended for the use of passengers about to board.

VII.3.-

Signage.-The display of texts and graphic characters (pictograms) that serve as guides and instructions for passengers, so that they can visually identify the different areas, airport authorities and operators, as well as accesses, exits, functions and responsibilities of each one.

VII.4.-	Flight Arrivals and Departures Information Systems.- The visual and electromagnetic means that provide information related to flight arrivals and departures.

VII.5.-	Free Access Zones.- The areas delimited from the access doors to the Terminal building and to the restricted access areas, intended for the free movement of people.

VII.6.-	Restricted Access Zones.- The areas delimited from the security checkpoints for passengers and their hand luggage and up to the boarding area.

VIII.	Arrival Manifest.- The document through which “CARRIER” reports the arrival operations carried out at the airport.

IX.	Departure Manifest.- The document by which “CARRIER” must state, under oath, the information related to the number of passengers transported thereby.

X.

Passenger.- Any person getting on board an aircraft who has a flight ticket, boarding pass, voucher, or receipt-check, and transported to a specific place as recorded in any of the aforementioned documents.

XI.

Permit holder of the Air Transport Service.- National or foreign individuals or entities licensed to provide regular international air transport service, non-regular international/domestic air transport service, or commercial private air transport service.

XII.	Maximum Landing Weight (MLW).- Maximum landing weight contained in the technical specification manuals provided by the corresponding aircraft manufacturer.

XIII.

Maximum Takeoff Operational Weight.- The average considering the aircraft maximum takeoff weight (MTOW) and the maximum zero fuel weight (MZFW), which are indicated in the technical specification manuals provided by the corresponding aircraft manufacturer, or any document superseding it concerning the weight or the capacity of the aircrafts, duly approved by the aviation authority.

For its application, the aircraft weight expressed in tons shall be rounded to two (2) decimals by default or excess, depending on whether is lower than five (5) or not, based on the remaining decimals.

XIV.

Operation Movement Report.- Document or electronic record of the times of the services provided to the aircrafts of “CARRIER” reflecting the daily operation of the airport, which must be validated by the operations personnel of “AICM” based on the events occurred.

XV.	SENEAM.- Decentralized body of the Ministry of Infrastructure, Communications and Transportation called Navigation Services in Mexican Airspace.

XVI.

Airport Services.- For the purposes of this agreement, these are the services listed below that originally are the responsibility of the Holder of the Concession and which the Holder of the Concession provides directly or through third parties, in accordance with article 48 section I of the Airports Law and other applicable related articles and the Regulations thereof:

•	Landing Service,

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

•	Mechanical Passenger Boarding Service (Aerocars and Passenger Boarding Bridges),

•	Parking Service in the Boarding and Disembarking Platform,

•	Extended Stay or Overnight Platform Parking Service

•	Screening Service for Passengers and their Hand Luggage and the use of the Terminal building.

By mutual agreement between the parties, other airport services may be added as documented in an exhibit duly signed by both parties, which shall be an integral part hereof.

XVII.

Rate.- The consideration that “ CARRIER” must pay for the provision of airport services, which includes the applicable rules or conditions and restrictions, according to the characteristics of the service contracted.

XVIII.

Public Air Transport.- The one intended for the provision of regular and non-regular domestic and international air transport services through concession or permit and which may be for passengers, cargo, mail or a combination thereof.

XIX.	“CARRIER”.- The concessionaires or permit holders of the air transport service.

TWO. PURPOSE.- “AICM” agrees to provide the following services upon request of “CARRIER” to CARRIER’s company and the aircraft listed in EXHIBIT ONE, as well as to the aircraft specified in the second paragraph of Recital II.5., at the airport Terminal located in Mexico City, except in the event of force majeure, act of nature or legal restrictions:

a)

Landing Service: understood as the use of the runways, taxiways, runway approach lighting system, the standardized visual approach slope indicator systems, runway and taxiway lighting, and any other available visual assistance.

b)

Parking Service at Boarding and Disembarking Platform: understood as the assignment of position and stay on a contact or remote platform, for the purpose of boarding and/or disembarking passengers, cargo, mail and/or luggage, and the use of parking and position signs, as well as their lighting and permanent parking areas on the platform for ground support equipment.

c)

Extended Stay or Overnight Platform Parking Service: understood as the stay on a contact platform or remote platform for prolonged periods of time, in which the boarding and/or disembarking of passengers, cargo, mail and/or luggage will not be carried out, nor the use of parking and position signs, as well as their lighting.

d)	Mechanical Passenger Boarding Service: means the use of Passenger Boarding Bridges and Aerocars.

e)

Screening Service of Passengers and their Hand Luggage: understood as the use of specialized automatic and manual equipment, a metal and explosive detector, a strip with an X-ray monitor or another similar device (ERPE) to screen passengers and their hand luggage, as well as security personnel qualified in this function.

f)

Right of Access: includes the access and use of the Airport infrastructure by the personnel and equipment of “CARRIER” to carry out its operations, which as Concessionaire or Licensee of the Public Air Transport Service must be carried out within it, including when “ CARRIER” provides itself with the complementary services described in EXHIBIT TWO, as long as it certifies to “AICM” that it is in one of the cases of article 71 of the Regulations of the Law.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

The parties agree that in the provision of any of the services described above in subsections “a” to “e”, the following services are implicitly included, without additional charges to “CARRIER”:

1.	Security and surveillance of the Airport in the areas where the airport services subject matter hereof are provided.

2.	The services of the rescue and firefighting body (C.R.E.I.), including the rescue of people.

3.	Toilets for “CARRIER’s” employees and third-party service providers.

4.	Cleaning service for the areas where the services covered by this agreement are provided, as well as matters related to environmental protection.

The consideration for the right of access is contained within the payments that “CARRIER” will make to “AICM” for the provision of the airport services subject matter hereof.

Pursuant to the provisions in article 56 section IV of the Regulations of the Airports Law, “CARRIER” may hire on its own account any specific complementary security and surveillance services based on its particular needs [***]. In this regard, “AICM” shall waive the participation payment to companies providing services of private security in the following facilities: hangars, workshops, warehouses, buildings, storehouses, offices, check-in areas, and departure lounges, except for the service provided in the movement area.

“AICM” agrees, according to article 46 of the Airports Law, to provide, build and/or maintain appropriate and sufficient infrastructure, facilities, and equipment for the performance of the subject matter herein, including its modernization in accordance with the international standards, maintenance and general cleaning schedules, by assigning sufficient qualified human and technical resources to provide the airport services with security, efficiency and quality.

Likewise, “AICM” will be responsible for maintaining the areas of the Terminal Building, movement and maneuver areas, as well as the perimeter roads and adjacent to them, in optimal operating and cleaning conditions and for providing the necessary means to discharge the wastewater, lubricants and liquids characteristic of the air operation.

THREE. CONSIDERATION.- “CARRIER” undertakes to pay “AICM” as consideration for the airport services that are the subject of this agreement, the amount resulting from the application of the rates referred to in Clause FOUR hereof, plus the corresponding Value Added Tax (VAT), which will be transferred in terms of the law on the matter.

FOUR. RATES AND APPLICATION RULES.- The rates and their rules applicable to this agreement are those authorized by the Ministry of Finance and Public Credit in accordance with the powers conferred on it by articles 31 section X of the Organic Law of the Federal Public Administration and 15 section V of the Planning Law with the corresponding participation of the Ministry of Infrastructure, Communications and Transport (SICT), provided that “AICM” retains its character as a state-owned entity, which were published in the Official Gazette of the Federation under the terms referred to in the RECITALS and are included in EXHIBIT THREE hereto.

The modifications to the rates for the services agreed upon herein, as well as its application rules, will be those approved or adjusted by the Ministry of Finance and Public Credit and, where appropriate, the Ministry of Infrastructure, Communications and Transport (SICT), and the parties must comply with the provisions of articles 134, 135 and 136 of the Airports Law Regulations and other relative and applicable regulations.

FIVE. BILLING AND PAYMENT.- “AICM” will invoice for operational periods of seven (7) days for each airport service provided, in accordance with the rules established in Clause FOUR hereof.

The electronic invoices (CFDI) that cover airport services will be issued by “AICM” to “CARRIER”, in accordance with the provisions of the Federal Tax Code (CFF) and will make them available on the “AICM” portal for consultation and download (XML and PDF) with the key and password issued by the billing provider and reported by “AICM” to “CARRIER”. Access to the portal will be through the website www.aicm.com.mx, in the electronic billing section.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

These invoices will be accompanied by their charge breakdowns, which may be consulted and downloaded by “CARRIER” or may be delivered by electronic means.

“CARRIER” agrees to pay the total amount of the electronic invoice presented for collection by “AICM” plus the Value Added Tax (VAT), which will be transferred in the terms of the Law of the Matter, no later than on the date agreed in EXHIBIT FOUR, without the need for any management for collection. When the payment day stated is not a business day, such payment shall be made on the next business day.

“CARRIER” agrees and undertakes to make the payments arising from this contractual relationship by electronic means in the following manner.- Electronic transfers from the same bank [***], using agreement number [***] and the RAP code (Automated Payment Reception) with the twelve reference numbers that will be provided by the Credit and Collection Management, or, through the Interbank Electronic Payment System (SPEI) from other banks to the CLABE account (Standardized Bank Code), using the following eighteen numbers: [***], adding the RAP code, which will be provided by the Credit and Collection Management and the numerical reference [***].

Upon official notification from “AICM” within 15 business days in advance, payments may be made to other designated account(s).

In the event that “CARRIER” does not pay the electronic invoices for the services subject matter hereof on the date agreed in EXHIBIT FOUR, “CARRIER” agrees to pay the added debt with the DEFAULT INTEREST referred to in the Clause EIGHT hereof.

The time to make the payments is between 9:00 to 17:00 hours; therefore, any payment after hours is deemed applicable on the next day and shall incur in the default interest described in Clause EIGHT.

Any delay in the invoicing of the airport services that must be performed as per the specifications in this Clause shall be submitted by “AICM” to “CARRIER” for the latter to pay it in the immediate subsequent weekly period.

For the purposes of the invoice, application and, if any, verification of the charges for the services subject matter hereof, the following documents shall be used as data sources.

I.	The Operational Movement Report, prepared daily at the Airport, by the operational areas of “AICM”.

Il.	The arrival and departure manifests prepared and delivered by “CARRIER” to “AICM”.

III.	The service orders for aerocars and passenger boarding bridges prepared by the provider for each service received and signed off by “CARRIER”.

In case of disagreement by “CARRIER”, the verification of the information will be subject to the provisions of Clause NINE hereof. “CARRIER” may submit as support, in addition to those indicated in the previous sections, a copy of NOTAM, Flight Log, minutes drawn up before the Airport Command, the Opinion of the Delay Subcommittee, or any other document issued by a competent authority, stating the causes of the irregularity, delay or cancellation of the flight.

SIX. MODIFICATION OF PAYMENT METHOD.- The parties agree that when “CARRIER” fails to pay “AICM” in the agreed manner and terms for airport services, once a period of fourteen (14) calendar days has elapsed, counted from the date when the default is incurred, the payment system may be modified in accordance with the following rules:

On the Tuesday following the expiration of the deadline indicated in the previous paragraph and every subsequent Tuesday, “CARRIER” will make a weekly deposit in the manner and place established in Clause FIVE hereof, which will be equivalent to the weekly average of the value of the provision of airport services, corresponding to the last four weeks. With said funds “AICM” will cover the value of the airport services corresponding to the week in which the deposit was made, without such modification in the payment method releasing “CARRIER” from the obligation to pay the debt and the corresponding DEFAULT INTEREST.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

In the event that the day designated for making the deposit is preceded by a non-business day (including Saturday and Sunday as non-business days), said payment will be made on the business day immediately following the day of payment obligation.

The deposit amount will be reviewed and adjusted by “AICM”, considering the differences between the value of the deposit and that of the charges for airport services, notifying the resulting amount to “CARRIER” with eight (8) calendar days in advance to the date on which it must pay it.

When “CARRIER” fails to make the weekly deposit for the amount estimated and on the established date, “AICM” shall proceed, after twenty-four (24) hours, to suspend, without any responsibility whatsoever, to suspend the provision of the services subject matter of this agreement under the terms of the Airports Law and the Regulations thereof.

“CARRIER” shall pay the amount of the outstanding invoices that causes the weekly deposit, including the default interest, up to its completely settlement, within maximum fourteen (14) calendar days, from the date when the payment default was incurred.

If at the end of the term specified in the preceding paragraph, “CARRIER” has failed to pay the debt that is not in disagreement and had failed to deposit the amount thereof as per the provisions in the last paragraph of the clause concerning disagreements, the airport services subject matter hereof will be suspended, except for the landing service, without responsibility for “AICM”, until “CARRIER” pays such amount.

SEVEN. PAYMENT ALLOCATION.- Payments made by “CARRIER” shall be applied in the following order:

1.	The default interest established in Clause EIGHT, when applicable.

2.	Airport services, as provided in this instrument, respecting the age of the balances.

3.	Any other outstanding concept hereunder.

Disagreements pending resolution by “AICM” are excepted from this priority order.

EIGHT. DEFAULT INTEREST.- Should “CARRIER” fail to pay any invoices on the due date agreed upon in Clause FIVE hereof, “CARRIER” agrees to pay “AICM” default interest equivalent to an annualized rate which shall be applied on the outstanding balance of the total unpaid invoice, including VAT, for the time elapsed between the day following the payment deadline as indicated in EXHIBIT FOUR and until the date the total amount for the outstanding airport services is paid

The default interest to be paid will be the average resulting from taking, during the period that the debt remains outstanding, the highest annualized rate in the market plus four(4) percentage points multiplied by a factor of 1.5. The result obtained will be divided by 360 and will be multiplied by the number of days elapsed, from the date on which the payment should have been made and until its settlement.

For the purposes of the previous paragraph, the following will be deemed the market rate: Interbank Equilibrium Interest Rate (TIIE), published by the Bank of Mexico in the Official Gazette of the Federation, and any interest rate that replaces or is added to it.

NINE. DISAGREEMENTS.- In the event that there is disagreement on the part of “CARRIER” regarding the amount to be paid indicated in the electronic invoice, it will present its disagreement to “AICM” within a period not exceeding thirty (30) business days, as from the date on which the electronic invoice is received.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

The disagreement must be submitted on letterhead or with the institutional identification logo of “CARRIER”, including the electronic invoice data: number, amount, date of payment and receipt, concept of collection and amount in dispute; indicating the reason for the disagreement in a well-founded and motivated manner, as well as whether the electronic invoice was paid in whole or in part, information that if omitted will not be a cause of inadmissibility of the disagreement.

“AICM” must resolve the disagreements in a well-founded and motivated manner within a period not exceeding thirty (30) business days following the submission by “CARRIER”. If “AICM” does not resolve the disagreement within the established period, it will be considered approved.

“CARRIER” may choose to pay the total amount of the electronic invoice or not to include the amount for which it is dissatisfied when paying the corresponding electronic invoice.

Should “CARRIER” fully pay the electronic invoice and the disagreement is resolved favorably for it, “AICM” will reimburse the disputed amount by means of a credit note, adding any default interest earned, which will be calculated using the procedure indicated in Clause EIGHT hereof “contrario sensu”.

“AICM” will issue a credit note in favor of “CARRIER” within a maximum period of thirty(30) business days following the date of the resolution, which “CARRIER” will apply after receiving the credit note.

If “CARRIER” makes the payment by discounting the amount for which there is disagreement and the disagreement is inadmissible for “CARRIER”, the latter will pay the disputed amount, added with the default interest earned, in accordance with that established in Clause EIGHT hereof.

Disagreements submitted to “AICM” after thirty (30) business days from receipt of the electronic invoice by “CARRIER” will be considered inadmissible.

In the event of flight delays or cancellations that are attributable to “AICM” due to the lack or failure in the provision of the services that are the subject matter of this agreement, “CARRIER”, regardless of the legal actions it decides to undertake, may complain for collection purposes thereof. If applicable, “AICM” will reimburse, where appropriate, the amount paid by “CARRIER” under the terms established in this clause.

For clarification purposes in delays or cancellations, it will be necessary for “CARRIER” to present a copy of the NOTAM, Logbook, arrival manifest, departure manifest, or copy of the Minutes drawn up before the Airport Command, where the causes of the delay or cancellation are stated.

If the disagreement of “CARRIER” persists and in order to avoid default, “CARRIER” may deposit the disputed amount in “AICM” until its solution, with the rights of “CARRIER” to exercise any actions it deems suitable being reserved.

The parties mutually agree that, in case that more than three writs concerning the same disagreement are submitted, regardless of whether “AICM” had defined it as inadmissible, “CARRIER” may choose to request mediation to the Ministry of Infrastructure, Communications and Transport (SICT) and, if applicable, if “CARRIER” deems its rights are affected by the decision issued by such authority, it may, if deemed necessary, start the corresponding legal procedure.

TEN. AIRCRAFT INCLUSION.- In the event that “CARRIER” needs to include any additional aircraft to those listed in EXHIBIT ONE to be subject to the services hereunder, “CARRIER” shall notify “AICM” in writing within [***] business days in advance, with [***] additional days following the operation date of the referred aircraft to provide a copy of the registration certificate, as well as copy of the Manufacturer’s Technical Specifications Manual of the corresponding aircraft, or any document superseding them, specifying the maximum landing weight (MLW), the maximum take-off weight (MTOW), the maximum zero fuel weight (MZFW), and the passenger capacity, or any official document recording the aircraft registration, modification of weight and capacity duly approved by the aviation authority.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

ELEVEN. EXCLUSION OF AIRCRAFT.- Should “CARRIER” wish to exclude aircraft from the list in EXHIBIT ONE hereto, it shall notify “AICM” in writing two (2) business days following the date the aircraft is removed from its fleet providing the type of aircraft, registration and series number.

TWELVE. AIRPORT IDENTIFICATION CARDS.- Both parties agree that, to obtain the necessary Airport Identification Cards, they will submit to what is expressly stated in the regulations issued by the Ministry of Infrastructure, Communications and Transport (SICT) through the Federal Civil Aviation Agency and the Local Airport Security Committee, on the authorization, issuance and use of Identification Cards, in accordance with the Mandatory Guidelines for the Application, Granting and Use of the Definitive and Temporary Airport Identification Card with Photograph granted by “AICM”.

THIRTEEN. INSTRUMENTS OR CONTROLS.- The parties agree that “AICM’s” employees shall not operate in any manner whatsoever the instruments, controls or devices of “CARRIER’s” aircraft, whose operation and handling shall be the exclusive responsibility of the people authorized therefor by “CARRIER”. Additionally, “CARRIER’s” personnel shall not operate in any manner whatsoever the equipment and instruments “AICM” uses to provide the services hereunder. Any party in default of the provisions in this Clause shall be responsible for the damages caused to the other party.

FOURTEEN. DEPARTURE MANIFEST.- The parties agree to use as base for the collection of the airport services the Departure Manifest form prepared by “CARRIER” to declare under affirmation the data recorded therein concerning the technical and operational information as well as the information regarding the number of passengers being transported, information which “AICM” will use to invoice the services.

“CARRIER” shall prepare the Departure Manifest for each flight, delivering the original and copy thereof to “AICM” at the address notified thereby in writing to “CARRIER” within [***] from the flight departure hour, with working hours being from 07:00 to 21:00 hours local time. “AICM” will acknowledge having received a copy of the aforementioned manifest. If “AICM” does not have the manifests within the term provided because of the omission in their timely delivery by “CARRIER”, “AICM” will invoice the services based on the maximum capacity of the aircraft used for the flight, as referred to in the Pages of the Manufacturer’s Technical Specifications Manual of the corresponding aircraft or any document superseding it relative to the weight and capacity of the corresponding aircraft duly approved by the Aviation Authority.

For such purposes, “AICM” shall provide “CARRIER”, on a monthly basis and free of charge, the Departure Manifest forms approved by the Aviation Authority, in the necessary quantity according to the number of operations carried out by “CARRIER” in the airport.

“AICM” and “CARRIER” mutually agree that such manifest, in the respective form, may be prepared and sent electronically upon approval by the competent authority.

For purposes of invoicing the airport services, the Departure Manifest received by “AICM” shall be used as data source; in case of disagreement by “CARRIER”, the verification of the information shall be subject to the provisions in Clause NINE hereof.

“AICM” reserves its right to confirm, directly or through an accredited third party, within no more than thirty (30) days following the receipt date of the Departure Manifest, the accuracy of the information; for such purposes, “CARRIER” agrees to make available for “AICM” any supporting flight documentation “CARRIER” has in the station for its control, as per the provisions set forth in the Regulations of the Civil Aviation Law.

“CARRIER” agrees to pay the difference resulting from the omitted number of passengers, for the provision of the services of Security Screening of Passengers and their Hand Luggage (ERPE), with the corresponding surcharges as set forth in Clause EIGHT hereof; and “AICM” agrees, for such purpose, to carry out the disagreement procedure set forth in Clause NINE herein.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

FIFTEEN. ARRIVAL MANIFEST.- The parties agree to use as base for the collection of the airport services the Arrival Manifest form prepared by “CARRIER” to declare under affirmation the data recorded therein concerning the technical and operational information, which “AICM” will use to invoice the services.

“CARRIER” shall prepare the Arrival Manifest for each flight, delivering the original and copy thereof to “AICM” at the address notified by “AICM” in writing to “CARRIER” within [***] hours, from the flight arrival hour, with working hours being from 07:00 to 21:00 hours local time. “AICM” will acknowledge having received a copy of the aforementioned manifest. If “AICM” does not have the manifests within the term provided because of the omission in their timely delivery by “CARRIER”, “AICM” will invoice the services based on the maximum capacity of the aircraft used for the flight, as referred to in the Pages of the Manufacturer’s Technical Specifications Manual of the corresponding aircraft or any document superseding it relative to the weight and capacity of the corresponding aircraft duly approved by the Aviation Authority.

For such purposes, “AICM” shall provide “CARRIER”, on a monthly basis and free of charge, the Arrival Manifest forms approved by the Aviation Authority, in the necessary quantity according to the number of operations carried out by “CARRIER” in the airport.

“AICM” and “CARRIER” mutually agree that such manifest, in the respective form, may be prepared and sent electronically upon approval by the competent authority.

For purposes of invoicing the airport services, the Arrival Manifest received by “AICM” shall be used as data source; in case of disagreement by “CARRIER”, the verification of the information shall be subject to the provisions in Clause NINE hereof.

SIXTEEN. TERMINATION.- When either party fails to comply with its obligations hereunder, the other party shall notify it in writing, indicating the noncompliance event, and the party in default shall have a five-(5)-working-day term from the notice to express in writing whatever such party may deem in its best interest.

In the event that the defaulting party does not make any statement during the period indicated in the preceding paragraph, or if what is expressed is not appropriate and the non-compliance persists, in accordance with the provisions of this agreement, the affected party may immediately request the corresponding legal termination.

In such case, the defaulting party shall not be released from full compliance with its pending obligations hereunder.

Failure to comply with any of the conditions established herein by “CARRIER” will not be a condition or cause for the suspension of other services contracted and provided at the airport by “AICM”.

Likewise, it will be grounds for termination if “CARRIER” is not responsible for the employment relationship of its workers.

SEVENTEEN. SURETY BONDS.- In order to guarantee the compliance with the obligations acquired hereunder, “CARRIER “ shall provide “AICM” within thirty (30) business days following the formal delivery date of the agreement signed by the parties by “AICM”, a security which may be a Surety Bond, Standby Letter of Credit for Compliance or Cash Deposit, acceptable by and in favor of “AICM”, amounting to Sixteen Million Seven Hundred Thousand Pesos (MX$16,700,000.00), which shall be delivered in the terms and conditions set forth in EXHIBIT FIVE hereto, which, signed by the parties, is an integral part hereof.

In case of renewal of the agreement, the bond amount shall be the monthly average of the consumption of the services subject matter hereof received for the last twelve (12) months.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

In the event of new agreements, the bond shall be the amount of the estimated monthly consumption of the services subject matter hereof, based on the information provided by “CARRIER”.

Due to the variations in consumption that will occur during the term of this agreement, “CARRIER” and “AICM” will mutually negotiate the amounts for which they must enter into the amendment agreements. The adjustments will be made based on the annual averages of the amounts derived from the consumption of the services provided, added by the corresponding increases in the costs of said services, in the same period.

The delivery of the bond referred to in the first paragraph of this Clause, in favor and at the satisfaction of “AICM”, as well as its term are conditions for the obligation of “AICM” concerning the provision of the airport services hereunder to be deemed in force.

EIGHTEEN. RENEWAL OF BOND.- The bond referred to in the preceding clause shall be annually renewed for the term hereof, for which “CARRIER” shall provide a new document or an additional document renewing it or, as applicable, a change of the type of bond agreed upon by the parties within a ten-(10)-working-day term prior to the termination of any bond in force, and the renewed bond shall have the same provisions set forth in the previous clause.

Both parties will determine the amount of the bond which will be equivalent to the monthly average of the consumption of services received during the last twelve (12) months. Failure by “CARRIER” to deliver to “AICM” the additional documents to renew or extend the validity of the bond, in the form and terms agreed in the previous clause constitute a cause for termination of this agreement, by “AICM”.

NINETEEN. LIABILITY AND INSURANCE.- “AICM” in the terms provided for by article 76 of the Airports Law and 146 of its respective Regulations, agrees that damages caused to “CARRIER” in its aircraft, its property and/or the property of third parties, injuries or the death of any person, as well as the damage caused to the engines of its aircraft in operation due to foreign objects ingestion (FODs) in the maneuvering areas (runways, taxiing areas, platforms) assigned for boarding or disembarking of passengers, that are attributable thereto in accordance with the opinion issued by the competent authority, arising from accidents that occurred during the provision of its services that are the subject matter of this agreement, will be at “AICM’s” expense and “AICM” will be responsible for addressing and processing until their completion any demand, suit, or claim generated by the foregoing concepts. In the case of damage suffered in which civil aircraft are involved or affected, the provisions of article 81 of the Civil Aviation Law will apply.

“CARRIER” and “AICM” undertake to contract, each on their own account, and maintain current insurance with a duly authorized Insurance Institution under the terms imposed by the Civil Aviation Law, the Airports Law and its Regulations respectively, under the standard guidelines for the type of activity they carry out, and must cover the civil liability arising from them.

The parties will abide by the procedure established by the Insurance Companies in question, to process the recovery of damages covered by the respective policy and, in particular, to what is established by the Law on the insurance contract. Likewise, the parties undertake to exchange certificates issued by their insurance companies, which establish the scope and amounts of the insurance policies contracted by both parties, within a period of thirty (30) calendar days counted from the signing of this agreement, as well as the copy of the official letter once issued by the Aviation Authority, which states that the Insurance Policy Certificate was duly registered in the Mexican Aeronautic Registry.

It is understood and agreed that payment of any amount under the insurance, due to repairs arising from the damages mentioned in this Clause, does not release “AICM” or “CLIENT” from the obligations to pay the excess amounts not covered by the insurance, which shall remain in charge of the party in default.

The insurance contract of each party shall be registered before the Ministry of Infrastructure, Communications and Transport (SICT) and shall be valid for the terms of this agreement and any extension thereof, as applicable.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

TWENTY. PROCEDURE FOR CLAIMING DAMAGES CAUSED TO PROPERTY OF “CARRIER” AND/OR TO THOSE OF “AICM”.- Both parties agree that during the term of this agreement, and in the event of an accident and/or incident during the provision of the services subject matter hereto, they may choose to be subject to any of the procedures established below, for the claim and payment of damages caused by one party to the other.

I.- ADMINISTRATIVE PROCEDURE BEFORE THE MINISTRY OF INFRASTRUCTURE, COMMUNICATIONS AND TRANSPORT.

1.-	If the damage is caused to aircraft, engines or their parts:

a)

The parties agree that, in case of an accident and/or incident and, as consequences thereof, damage is caused to any aircraft, engine or equipment used on land owned by or in possession of “CARRIER”, the presence of corresponding representatives of the Aviation Authority, “CARRIER”, and “AICM” shall be requested in the scene to witness the facts and file an administrative fact-finding report of the circumstances to the Airport Commander’s Office (hereinafter the “Aviation Authority); on this regard, both parties agree to provide the elements they may be required necessary for the proper filing of such report within a term not exceeding five (5) business days, as well as to provide the necessary evidence to demonstrate their respective statements within twenty (20) business days; such term may not be extended by mutual agreement of the parties without prejudice of the term determined by the Aviation Authority.

b)

Once the report is filed, the Ministry of Infrastructure, Communications and Transport (SCT) shall, as per the provisions in article 81 of the Civil Aviation Law, perform the corresponding investigation in order to determine the accident’s and/or incident’s probable causes, which will be used by the parties to determine the corresponding responsibilities.

c)

The parties agree to submit to and respect the scope of the probable cause opinion or decision issued by the Aviation Authority and, in case that, based on the evidence contained in such decision, it is decided that the damage was caused by any action or omission of “AICM”, “AICM” agrees to pay any damages caused to “CARRIER” resulting from such accident and/or incident.

For the purposes of the payment referred to in the preceding subsection c), the parties mutually agree that, once the Aviation Authority decides on or determines the probable causes and such decision is favorable for “CARRIER”, “CARRIER” shall submit to the offices of “AICM” located in the airport a document requesting the payment of any expenses derived from repairs, damages, replacement of the damaged property, and consequential damages, accompanied by the corresponding supporting documents, on the understanding that “AICM” shall pay on its own or through its Insurance Agency the amount of the payment requested under such concepts, even when there may be any difference between this requested amount and the amount initially estimated by “CARRIER”, as well as the amounts not covered by the Insurance Agency, which shall remain to be the responsibility of “AICM”, who shall pay them to “CARRIER” as per the provisions in the following paragraph.

Once the request and supporting documents referred to in the preceding paragraph have been delivered, “AICM” shall immediately carry on the corresponding procedures to obtain the payment in favor of “CARRIER” with the Insurance Agency with which “AICM” has hired the Insurance Policy; therefore, once such procedures have been completed, “AICM” agrees to request its Insurance Agency to make the corresponding payment after “CARRIER” and the Insurance Agency had signed the document referred to as “Release and Settlement of Claim” (or other similar), for the Insurance Agency to make the corresponding payment within thirty (30) days following the execution thereof.

The amounts not paid by the Insurer must be paid directly by “AICM” to “CARRIER”, within thirty (30) days following the execution of the “Release and Settlement of Claim” document referred to in the foregoing paragraph.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

2.- Damage caused to any property or equipment used to provide the appropriate services for the operations of “CARRIER”, other than its aircrafts or any of the parts thereof.

a)

If the damage is caused to any property or equipment other than those listed in number one (1) above owned by, in possession of, or under the care of “CARRIER”, the parties may submit themselves to the opinion issued by 2 experts in the matter, designated by mutual agreement, with the intermediation of the Ministry of Infrastructure, Communications and Transport (SICT), being the first of such experts capable of certifying the condition or damage of the equipment, describing the damage suffered and the estimated amounts for its repair; the second of such experts shall determine the probable causes of the accident and/or incident.

b)	The parties agree to provide the corresponding evidence and documentation required by the experts, so that they can issue the respective opinion.

c)	In the event that the opinion issued by the experts shows that the damage is caused by any act or omission attributable to “AICM”, it will pay “CARRIER” the corresponding damages.

For the purposes of the payment referred to in subsection c) above, the parties agree that right after the experts had solved or determined the probable causes of the accident and/or incident, as well as the estimated economic amounts for repairing the corresponding damages, and in the event that such decision or opinion is favorable for “CARRIER”, “CARRIER” shall deliver at the offices of “AICM” located at the International Airport Benito Juarez Mexico City, a letter requesting the payment for the expenses resulting from the damages, repairs and/or property replacement, accompanied by any relevant supporting document, on the understanding that “AICM” shall pay the invoiced amount, even when there may be any difference between this amount and the amount initially estimated by “CARRIER”.

Once the letter and the documentation referred to in the preceding paragraph is delivered, “AICM” agrees to carry out immediately the corresponding procedures to obtain the payment in favor of “CARRIER” with the Insurance with which “AICM” hired the mandatory Insurance Policy under the provisions in the Airport Law, and the amounts that remain unpaid by the Insurance Agency shall be directly paid by “AICM” to “CARRIER”, within thirty (30) days following the execution of the document “Release and Settlement of Claim” referred to in this procedure.

3.- If the damage is caused to the assets of “AICM”:

“CARRIER” agrees that in the event that the expert opinion result referred to in the preceding paragraphs states that “CARRIER” is the responsible party, the procedure described in this Clause shall be applied to “AICM”, and the amounts that remain unpaid by the Insurance Agency shall be directly paid by “CARRIER” to “AICM”, within thirty (30) days following the execution of the document “Release and Settlement of Claim” referred to in this procedure.

II.- JUDICIAL PROCEDURE BEFORE THE FEDERAL COURTS

The parties agree in the event that “CARRIER” suffers damage to any of its aircraft, engines or goods and equipment used on the ground for the development of its operations, which are the property of “CARRIER” or it has possession, or are under its care, due to the provision of the airport services subject matter hereof and that in its opinion are attributable to “AICM”, “CARRIER” may appeal to the competent Federal Courts in Mexico City to file the judicial actions that it deems appropriate, without prejudice to the procedure followed before the Aeronautical Authority, in order to obtain repair and payment of the damages caused, as well as the damages derived therefrom.

Similarly, “AICM” may go to the competent Federal Courts in Mexico City to file any legal actions “AICM” deems suitable, in order to obtain the repair and payment of the damages caused to its property that, in “AICM’s” opinion, are attributable to “CARRIER”, as well as any damages derived therefrom.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

III.- ARBITRATION PROCEDURE

The parties agree that in the event that the “AICM” ceases to be a government-owned entity and this agreement remains in force, that all disagreements that arise between the parties, arising from the procedures provided for in this clause, will be resolved at the election of the affected party, exclusively and definitively in accordance with the current arbitration rules of the Mexican Arbitration Center (CAM), hereinafter “the rules”, by an arbitrator appointed in accordance.

The award issued by the arbitrator will not be subject to any appeal.

This arbitration must be carried out in Mexico City, and the provisions stated in “the rules” will be applicable in terms of procedure, while in terms of substance, the Code of Commerce, the Civil Aviation Law and its Regulations, the Airports Law and its Regulations, the Federal Civil Code and the Federal Code of Civil Procedures shall apply.

Likewise, the parties agree to submit to the jurisdiction of the competent courts of Mexico City, for the approval and execution of the award that is issued, expressly waiving the jurisdiction that, due to their present or future domicile, may correspond thereto.

TWENTY-ONE. LABOR RELATIONS.- “AICM” and “CARRIER”, respect of the employees they hire because of the services subject matter herein, shall be responsible for the compliance with their respective obligations under the legal provisions and other labor and social security regulations, as well as under the relevant agreements; therefore, the parties agree to respond in case of any labor dispute their respective employees file against it or against the other party concerning the services hereunder, and both parties mutually agree to hold the other party harmless from any claim.

TWENTY-TWO. TERM.- The validity of this agreement will be for three (3) years from January 1, 2024 and until December 31, 2026, which may be extended with the prior agreement of both parties, and may be terminated by “CARRIER”, without liability, prior written notice to “AICM” with thirty (30) calendar days in advance, provided that it has complied with all its obligations agreed in this legal instrument.

Additionally, the parties agree that this agreement shall be terminated without liability for the parties in the event that, because of decree of the competent government authority, the operations in the Airport are no longer allowed or in case the “AICM’s” concession to manage or use the civil aerodrome is revoked; therefore, the parties hereby state that they do not reserve any action or right whatsoever to be exercised because of this reason.

Upon termination hereof, “CARRIER” shall pay “AICM” all outstanding payments hereunder. For its part, “AICM” is also obliged to reimburse the outstanding amounts in favor of “CARRIER” and resolve any disagreements that are pending and/or in process as of the termination of this agreement.

If this contractual relation is terminated, and there is no pending payment, in accordance with the first paragraph of Article 55 of the Airports Law, “AICM” shall provide, through cash payment, and upon request of “CARRIER”, the airport services subject matter hereof, as per the agreements concerning the rates and application rules valid at the time of the service provision.

TWENTY-THREE. ASSIGNMENT OF RIGHTS.- Both parties agree that either of them, upon written notice from one party to the other, with sixty (60) calendar days, may assign or transfer the rights and obligations derived from this Agreement to any of its subsidiaries, or to any affiliate of the group to which they belong or to the Federal Government in the case of “AICM”, on the understanding that said third party will be subrogated in each and every one of its parts to the terms and conditions agreed upon in this agreement.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

Moreover, the parties agree that, in the event of the case explained above, the revisions, updating and, as applicable, preparation of the necessary procedures shall be carried out in order to continue to comply with the obligations hereunder.

TWENTY-FOUR. NOTICES.- All notifications, notices and in general, any communication that the parties must make in compliance with this instrument, even for the purposes of summoning to trial, if that were the case, will be made at the following addresses:

“AICM”

Benito Juárez International Airport Mexico City,

Commercial and Services Management

Room “E2”, Floor 3 of the International Area of Terminal 1

Av. Cap. Carlos León González S/N,

Colonia Peñón de los Baños,

Alcaldía Venustiano Carranza,

C.P. 15520, Mexico City.

“CARRIER”

Address for all notifications, notices and in general any communication	Tax Address
Av. Paseo de la Reforma Número 243, Piso 25	Av. Paseo de la Reforma Número 243, Piso 25
Colonia Cuauhtémoc,	Colonia Cuauhtémoc,
Alcaldía Cuauhtémoc,	Alcaldía Cuauhtémoc,
C.P. 06500 Mexico City.	C.P. 06500 Mexico City.

“CARRIER” shall notify in writing “AICM” fifteen (15) calendar days in advance about any change of address; otherwise, any notices, services and summons delivered at the address indicated above shall be deemed effective for any legal purposes; as well as any amendment to its bylaws, such as a change in its commercial or business name, its shareholders, any merge, divestiture or similar procedure, any change to its way of administration, etc., and, if applicable, to the authority of its attorneys-in-fact, attaching the relevant documentation.

TWENTY-FIVE. PREVIOUS AGREEMENTS.- Any other agreement or understanding on the subject matter hereof previously entered into between the parties shall be deemed superseded as from the effective date hereof.

TWENTY-SIX. GOVERNING LAW.- The parties agree to submit strictly, for the provisions of the airport services subject matter hereof, to any and every clause comprising this agreement, as well as to the terms, requirements, and procedures provided by the Airports Law and the Regulations thereof, the International Treaties, the Federal Civil Code, the Federal Code of Civil Procedures, the Civil Aviation Law and the Regulations thereof, as well as any other applicable legal statute.

TWENTY-SEVEN. JURISDICTION AND COMPETENCE.- For all matters related to the construction and performance hereof, the parties expressly submit themselves to the laws, jurisdiction and competence of the Federal Laws with venue in Mexico City, expressly waiving the jurisdiction that may correspond thereto.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

The parties declare that, in the execution of this agreement, there is no defect of consent that could cause its non-existence or nullity; therefore, aware of its content and legal scope, they sign it in four counterparts in the Mexico City, on November 30, 2023.

“AICM”	“CARRIER”

/s/ Bertha Elia Zúñiga González	/s/ Daniel Martínez Martínez
MS. BERTHA ELIA MARA ZÚÑIGA GONZÁLEZ	MR. DANIEL MARTÍNEZ MARTÍNEZ
ATTORNEY-IN-FACT OF	LEGAL REPRESENTATIVE OF AEROLITORAL,
AEROPUERTO INTERNACIONAL DE LA CIUDAD DE MÉXICO, S.A. DE C.V.	S.A. DE C.V.

TECHNICAL AND ECONOMIC REVIEW	“CARRIER”

/s/ Alejandra Patricia León Maldonado	/s/ Abelardo Muñoz Martin
MS. ALEJANDRA PATRICIA LEÓN MALDONADO AIRPORT SERVICES CARE MANAGER OF SERVICIOS AEROPORTUARIOS DE LA CIUDAD DE MEXICO, S.A. DE C.V.	MR. ABELARDO MUÑOZ MARTIN LEGAL REPRESENTATIVE OF AEROLITORAL, S.A. DE C.V.

THE SIGNATURES THAT APPEAR ON THIS PAGE BELONG TO THE COMMERCIAL CONTRACT FOR THE PROVISION OF AIRPORT SERVICES NUMBER 14052 ENTERED INTO BY AND BETWEEN AEROPUERTO INTERNACIONAL DE LA CIUDAD DE MÉXICO, S.A. DE C.V. AND AEROLITORAL, S.A. DE C.V. THROUGH THEIR REPRESENTATIVES, ON NOVEMBER 30, 2023.

BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

EXHIBIT ONE

“CARRIER’S” LIST OF AIRCRAFT

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BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

EXHIBIT TWO

“SELF-PROVISION AND/OR AUTHORIZATION OF ISSUANCE OF AIRPORT IDENTIFICATION CARDS (TIA’S) TO AFFILIATES”

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BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

EXHIBIT THREE

RATE APPLICATION RULES

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BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

EXHIBIT FOUR

ELECTRONIC INVOICE DELIVERY SCHEDULE AND PAYMENT DATES

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BENITO JUAREZ INTERNATIONAL AIRPORT MEXICO CITY	CLIENT NUM.: 4940 AGREEMENT NUM.: 14052

EXHIBIT FIVE

TERMS AND CONDITIONS UNDER WHICH THE PERFORMANCE BOND OF CLAUSE SEVENTEEN HEREOF WHICH THIS EXHIBIT IS PART MUST BE FILED.

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